GARLAND P. ASHER
4001 Monticello Drive
Fort Worth, Texas 76107

October 19, 2006

Board of Directors
Universal Power Group, Inc.
1720 Hayden Road
Carrollton, Texas

Dear Sirs:

This letter confirms my acceptance of your offer to join the Board of Directors of Universal Power Group, Inc. immediately upon effectiveness of the company's initial public offering.

Very truly yours,

                                                                                                         /s/ Garland P. Asher